Report of Independent
Registered Public
Accounting Firm

To the Board of Trustees of
Two Roads Shared Trust
and the Shareholders of
Anfield Universal Fixed
Income Fund

In planning and performing
our audit of the financial
statements of Anfield
Universal Fixed Income
Fund (the Fund), a
separate series of the Two
Roads Shared Trust, as of
October 31, 2013 and for
the period from June 28,
2013 (commencement of
operations) through
October 31, 2013, in
accordance with the
standards of the Public
Company Accounting
Oversight Board (United
States), we considered the
Fund's internal control over
financial reporting,
including controls over
safeguarding securities, as
a basis for designing our
auditing procedures for the
purpose of expressing our
opinion on the financial
statements and to comply
with the requirements of
Form N-SAR, but not for
the purpose of expressing
an opinion on the
effectiveness of the Fund's
internal control over
financial reporting.
Accordingly, we express no
such opinion.

The management of the
Fund is responsible for
establishing and
maintaining effective
internal control over
financial reporting. In
fulfilling this responsibility,
estimates and judgments
by management are
required to assess the
expected benefits and
related costs of controls. A
fund's internal control over
financial reporting is a
process designed to
provide reasonable
assurance regarding the
reliability of financial
reporting and the
preparation of financial
statements for external
purposes in accordance
with generally accepted
accounting principles
(GAAP). A fund's internal
control over financial
reporting includes those
policies and procedures
that (1) pertain to the
maintenance of records
that, in reasonable detail,
accurately and fairly reflect
the transactions and
dispositions of the assets
of the fund; (2) provide
reasonable assurance that
transactions are recorded
as necessary to permit
preparation of financial
statements in accordance
with GAAP, and that
receipts and expenditures
of the fund are being made
only in accordance with
authorizations of
management and directors
of the fund; and (3) provide
reasonable assurance
regarding prevention or
timely detection of
unauthorized acquisition,
use or disposition of a
fund's assets that could
have a material effect on
the financial statements.

Because of its inherent
limitations, internal control
over financial reporting
may not prevent or detect
misstatements. Also,
projections of any
evaluation of effectiveness
to future periods are
subject to the risk that
controls may become
inadequate because of
changes in conditions or
that the degree of
compliance with the
policies or procedures may
deteriorate.

A deficiency in internal
control over financial
reporting exists when the
design or operation of a
control does not allow
management or
employees, in the normal
course of performing their
assigned functions, to
prevent or detect
misstatements on a timely
basis. A material weakness
is a deficiency, or a
combination of
deficiencies, in internal
control over financial
reporting, such that there is
a reasonable possibility
that a material
misstatement of the Fund's
annual or interim financial
statements will not be
prevented or detected on a
timely basis.

Our consideration of the
Fund's internal control over
financial reporting was for
the limited purpose
described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal
control that might be
material weaknesses under
standards established by
the Public Company
Accounting Oversight
Board (United States).
However, we noted no
deficiencies in the Fund's
internal control over
financial reporting and its
operation, including
controls over safeguarding
securities, that we consider
to be a material weakness
as defined above as of
October 31, 2013.

This report is intended
solely for the information
and use of management
and the Board of Trustees
of Anfield Universal Fixed
Income Fund, a separate
series of the Two Roads
Shared Trust, and the
Securities and Exchange
Commission and is not
intended to be and should
not be used by anyone
other than these specified
parties.

/s/ McGladrey LLP


Denver, Colorado
December 30, 2013